Exhibit 10.3

MOTIVE, INC.

STOCK OPTION TERMINATION AGREEMENT

This Stock Option Termination Agreement is made and entered into as of June 16, 2008, by and between Motive, Inc., a Delaware corporation (the “Company”), and Alfred Mockett, the Company’s Chairman and Chief Executive Officer (“Optionee”).

WHEREAS, the Company and Optionee are parties to that certain Non-Qualified Stock Option Agreement (the “Agreement”) dated February 20, 2006, under which Optionee was granted the option (the “Option”) to purchase up to 750,000 common shares of Company common stock at a strike price of $3.40 per share; and

WHEREAS, Optionee desires not to exercise the Option because the strike price thereof is greater than the tender offer price contemplated in the Merger Agreement referred to below, and thus Optionee and the Company desire to terminate the Agreement and to extinguish all of their respective rights and obligations thereunder, effective upon consummation of the tender offer (the “Tender Offer”) contemplated by that certain Agreement and Plan of Merger dated as of June 16, 2008 (the “Merger Agreement”), by and among Lucent Technologies Inc. (“Parent”), Magic Acquisition Subsidiary Inc. (“Merger Sub”) and the Company;

NOW, THEREFORE, Optionee does hereby terminate, waive and relinquish any and all rights he may have under the Agreement, conditioned only on the consummation of the Tender Offer; and the Company does, by its duly authorized representative, accept such termination, waiver and relinquishment and hereby relinquishes any rights the Company may have under the Agreement, also conditioned on consummation of the Tender Offer. Furthermore, Optionee hereby acknowledges that, as of the date hereof, no portion of the Option held by him has been exercised, and Optionee hereby agrees not to exercise any portion of the Option held by him until and unless this Stock Option Termination Agreement is terminated in the manner provided herein. If for any reason (i) the Company shall terminate the Merger Agreement, or (ii) Parent and Merger Sub shall terminate the Merger Agreement or refuse to consummate the Tender Offer after the satisfaction or waiver of all conditions thereto, then in each such case this Stock Option Termination Agreement shall thereupon immediately terminate, become void and of no further force or effect.

IN WITNESS WHEREOF, the Company and Optionee have caused this Stock Option Termination Agreement to be executed as of the date first set forth above.

MOTIVE, INC.

By:	/s/ Jack Greenberg
Jack Greenberg
General Counsel

OPTIONEE

/s/ Alfred Mockett
Alfred Mockett

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